UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

ORRSTOWN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its new charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Indent. No.)

77 East King Street, P.O. Box 250, Shippensburg, PA	17257
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (717) 532-6114

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Orrstown Financial Services, Inc. (the “Company”) held its annual meeting of shareholders on May 4, 2010. Each matter voted upon at the meeting and the results of the voting on each such matter are presented below.

Proposal 1 – Election of four Directors to Class B for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
Mark K. Keller	4,222,857	261,560	344,634
Thomas R. Quinn, Jr.	4,198,490	285,927	344,634
Gregory A. Rosenberry	4,251,376	233,041	344,634
Glenn W. Snoke	4,322,715	161,702	344,634

Messrs. Keller, Quinn, Rosenberry and Snoke were elected.

Proposal 2 – Ratification of the selection of Smith Elliott Kearns & Company, LLC, as the independent registered public accounting firm for 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,739,369	38,135	-0-	21,637

The selection of Smith Elliott Kearns & Company, LLC was ratified.

Proposal 3 – Shareholder proposal requesting the Board of Directors to change the super majority voting provisions in the Company’s articles of incorporation and bylaws to a majority of the votes cast.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,442,146	2,845,808	400	442,623

The shareholder proposal was defeated.

Item 7.01	Regulation FD Disclosure

The Annual Meeting Script and the Annual Meeting Slide Presentation used and presented at the annual meeting of shareholders on May 4, 2010 are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Annual Meeting Script.

99.2	Annual Meeting Slide Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.

/S/ THOMAS J. QUINN, JR.
Thomas J. Quinn, Jr., President and Chief Executive Officer

Dated: May 4, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Annual Meeting Script

99.2	Annual Meeting Slide Presentation

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